UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2025

SOUTH 8 ENERGY, LLC
(Exact name of registrant as specified in its charter)

North Dakota	000-52033	76-0742311
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 11, 3682 Highway 8 South, Richardton, North Dakota 58652
(Address of principal executive offices)

(701) 974-3308
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to the Rights of Security Holders

On June 23, 2025, South 8 Energy, LLC (the “Company”) held its annual meeting to vote on four (4) proposals (the “2025 Annual Meeting”) pursuant to the Definitive Proxy Statement filed with the United States Securities and Exchange Commission (the “Commission”) on May 2, 2025 (the “Definitive Proxy Statement”). The following proposals were presented at the 2025 Annual Meeting for a vote by the members: (1) to approve the Restatement of the Company’s Governing Documents, (2) to approve the reclassification of a portion of the Company's Class A Units, (3) to elect three (3) Governors to the Company’s Board of Governors and (4) to vote on the ability to adjourn or postpone the 2025 Annual Meeting. As described under Item 5.07, proposals No. 1 and 2 passed and the Board of Governors implemented the reclassification of the Company’s Units on June 24, 2025.

The Class A Units held by our Members owning 50,000 or more Class A Units are remaining as Class A Units; the Class A Units held by Members holding at least 10,001 but no more than 49,999 of our Class A Units have been reclassified into Class B Units and the Class A Units held by our Members holding 10,000 or less of our Class A Units have been reclassified into Class C Units.

The rights and preferences of the Class A Units, Class B Units and Class C Units are as described in the Definitive Proxy Statement and the Company’s Second Amended and Restated Operating Agreement which became effective on June 24, 2025. The Second Amended and Restated Operating Agreement is filed herewith as Exhibit 99.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Results of 2025 Annual Members’ Meeting

On June 23, 2025, the Company held the 2025 Annual Meeting. The following proposals were presented at the 2025 Annual Meeting for a vote by the members: (1) to approve the Restatement of the Company’s Governing Documents, (2) to approve the reclassification of a portion of the Company's Class A Units, (3) to elect three (3) Governors to the Company’s Board of Governors and (4) to vote on the ability to adjourn or postpone the 2025 Annual Meeting. Proposal 1 and Proposal 2 were conditioned on each other.

Of the Company’s 40,148,160 Class A Units who were each entitled to one (1) vote at the 2025 Annual Meeting, 32,042,538 Class A Units (or approximately 79.81% of all Class A Units) were present either in person or by proxy. As a result, a quorum was present to conduct business at the 2025 Annual Meeting.

The voting results from the meeting were as follows.

Proposal No 1: Restate the Company’s Governing Documents
To vote on restating the Company’s Amended and Restated Operating Agreement (the “Existing Operating Agreement”) and the Company’s Amended and Restated Member Control Agreement, as amended (the “Existing Member Control Agreement”, and collectively with the Existing Operating Agreement, the “Existing Governing Documents”) by entering into a Second Amended and Restated Operating Agreement which would, among other things, replace the Existing Governing Documents and provide for the authorization of three (3) separate and distinct classes of units: Class A Units, Class B Units and Class C Units (such agreement, the “Proposed Operating Agreement”).

For	Against	Abstain
31,592,538	440,000	10,000

Having received an affirmative vote of 78.69% of the units entitled to vote, Proposal No. 1 PASSED. The Proposed Operating Agreement was entered into effective June 24, 2025.

Proposal No 2: Reclassification
To reclassify a portion of the Company’s currently outstanding Class A Units into Class B Units or Class C Units for the purpose of discontinuing registration of the Company’s Class A Units.

For	Against	Abstain
31,442,538	600,000	0

Having received an affirmative vote of 78.32% of the units entitled to vote, Proposal No. 2 PASSED. The Reclassification was effected on June 24, 2025.

Proposal No 3: Election of Governors

To elect three (3) Governors to the Board:

Frank Kirschenheiter, Syd Lawler and Sid Mauch were each re-elected by a plurality vote of the members. The votes for the nominee governors were as follows:

Governor Nominees	For
Frank Kirschenheiter	25,703,455
Syd Lawler	28,021,536
Sid Mauch	42,312,624

Proposal No 4: Adjournment
To approve of the proposal to adjourn or postpone the 2025 Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the 2025 Annual Meeting to approve Proposals No. 1, 2 or 3. Since there were enough votes at the 2025 Annual Meeting, this Proposal No. 4 was moot, but the votes are provided below.

For	Against	Abstain
31,605,038	342,000	95,500

No other matters were voted on at the 2025 Annual Meeting.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit No.    Description

99.1    Second Amended and Restated Operating Agreement of South 8 Energy, LLC effective as of June 24, 2025+
104        The cover page from this report on Form 8-K formatted in Inline XBRL*

(+) Filed herewith.
(*) Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH 8 ENERGY, LLC

Date: June 25, 2025	/s/ Jodi Johnson
Jodi Johnson
Chief Executive Officer